Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM S-8

(Form type)

180 Life Sciences Corp.

(Exact name of Registrant as specified in its charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share(2)	Rule 457(c) and (h)	4,000,000	$1.875	(4)	$7,500,000.00	$0.00015310	$1,148.25
Equity	Common Stock, par value $0.0001 per share(3)	Rule 457(h)	1,000,000	$0.9290	(5)	$929,000.00	$0.00015310	$142.23
Total Offering Amounts						$8,429,000.00		1,290.48

Total Fees Previously Paid								—

Total Fee Offsets								—

Net Fee Due								$1,290.48

(1)	In accordance with Rule 416 under the Securities Act, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or similar transactions.
(2)	Represents shares of common stock reserved for issuance under 180 Life Science Corp.’s (the “Company’s”) Fourth Amended and Restated 2022 Omnibus Incentive Plan (the “2022 Plan”), pursuant to an amendment to the 2022 Plan increasing the number of shares reserved for issuance thereunder by 4,000,000, effective as of July 24, 2025.
(3)	Represents shares of common stock reserved for issuance under the Company’s 2025 Option Incentive Plan, of which options to purchase 1,000,000 shares of common stock are currently outstanding (see Footnote 5).
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, and based upon the average of the high ($2.11) and low ($1.64) prices of the Company’s Common Stock as reported on the Nasdaq Capital Market on July 18, 2025, which date is within five business days prior to filing this Registration Statement.
(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares issuable upon the exercise of the stock options are based upon the weighted average exercise price of the stock options.